UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2018

CREATIVE REALITIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13100 Magisterial Drive, Suite 100, Louisville, KY	40223
(Address of principal executive offices)	(Zip Code)

(502) 791-8800

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2018, Creative Realities, Inc. (the “Company”) issued to Richard Mills, the Chief Executive Officer of the Company, an aggregate of 166,667 shares of Company common stock, pursuant to the terms of a Restricted Stock Agreement. The shares were issued under the Company’s 2014 Stock Incentive Plan, as amended, in recognition of Mr. Mills’ ability to cultivate and grow the Company’s relationship with Sprint since the Company’s merger with ConeXus World Global LLC in October 2015. 133,334 shares were fully vested upon issuance. Transfer and forfeiture restrictions will lapse on the remaining 33,333 shares when the Company recognizes in accordance with U.S. GAAP Sprint-related revenue that is currently deferred on the Company’s balance sheet.

The foregoing issuance of shares was previously disclosed by the Company in its registration statement (file no. 333-225876) and related prospectus.

A copy of the Restricted Stock Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Restricted Stock Agreement, dated as of December 14, 2018, by and between the registrant and Richard Mills.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Realities, Inc.
(Registrant)

Date: December 20, 2018	By:	/s/ Will Logan
Will Logan
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Restricted Stock Agreement, dated as of December 14, 2018, by and between the registrant and Richard Mills.

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